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                                                  EXHIBIT 12-1

          PECO ENERGY COMPANY AND SUBSIDIARY COMPANIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           SEC METHOD
                             ($000)

                                                    3 MONTHS
                                                      ENDED
                                                    03/31/95
                                                    --------
NET INCOME                                          $152,013

ADD BACK:

- - INCOME TAXES:
     OPERATING INCOME                                 98,035
     NON-OPERATING INCOME                              1,274
                                                     -------
  NET TAXES                                           99,309

- - FIXED CHARGES:
     INTEREST APPLICABLE TO DEBT                     104,063
     ANNUAL RENTALS                                    2,649
                                                     -------
     TOTAL FIXED CHARGES                             106,712

ADJUSTED EARNINGS INCLUDING AFUDC                   $358,034
                                                  ==========
RATIO OF EARNINGS TO FIXED CHARGES                      3.36
                                                        ====


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